Exhibit 23.2

KPMG LLP
Suite 900
10 South Broadway
St. Louis, MO 63102-1761

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated January 29, 2026, with respect to the consolidated financial statements of Charter Communications, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

St. Louis, Missouri
July 23, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

KPMG LLP
Suite 900
10 South Broadway
St. Louis, MO 63102-1761

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 29, 2026, with respect to the consolidated financial statements of CCO Holdings, LLC and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

St. Louis, Missouri
July 23, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.